                                 Exhibit A(5)(I)

                      VARIABLE WHOLE LIFE INSURANCE POLICY
                                MALE ISSUE AGE 35
                $500 ANNUAL PREMIUM FOR SELECT UNDERWRITING RISK
                               FACE AMOUNT $30,979
                  DIVIDENDS USED TO PURCHASE PAID-UP ADDITIONS


                                          0%                           6%                          12%
                                    DEATH BENEFIT*               DEATH BENEFIT*               DEATH BENEFIT*
                                ASSUMING HYPOTHETICAL        ASSUMING HYPOTHETICAL        ASSUMING HYPOTHETICAL
                 PREMIUMS      GROSS ANNUAL INVESTMENT      GROSS ANNUAL INVESTMENT      GROSS ANNUAL INVESTMENT
                ACCUMULATED         RATE OF RETURN               RATE OF RETURN               RATE OF RETURN
                    AT       ---------------------------------------------------------------------------------------
    END OF      5% INTEREST     BASE   PAID-UP              BASE    PAID-UP               BASE   PAID-UP
 POLICY YEAR     PER YEAR      POLICY ADDITIONS    TOTAL   POLICY  ADDITIONS    TOTAL    POLICY ADDITIONS    TOTAL
--------------------------------------------------------------------------------------------------------------------

1                 $    525    $30,979  $   73     $31,052   $30,982  $    73  $31,055   $31,011  $    73   $ 31,084
2                    1,076     30,979     163      31,142    30,993      167   31,160    31,128      172     31,300
3                    1,655     30,979     267      31,246    31,012      282   31,294    31,332      297     31,629
4                    2,263     30,979     383      31,362    31,038      416   31,454    31,626      450     32,076
5                    2,901     30,979     510      31,489    31,072      570   31,642    32,016      634     32,650
6                    3,571     30,979     644      31,623    31,113      741   31,854    32,505      848     33,353
7                    4,275     30,979     789      31,768    31,161      934   32,095    33,097    1,100     34,197
8                    5,013     30,979     941      31,920    31,216    1,147   32,363    33,795    1,391     35,186
9                    5,789     30,979   1,101      32,080    31,278    1,383   32,661    34,604    1,728     36,332
10                   6,603     30,979   1,269      32,248    31,346    1,642   32,988    35,528    2,114     37,642
15                  11,329     30,979   2,116      33,095    31,780    3,222   35,002    42,063    4,889     46,952
20  (age 55)        17,360     30,979   2,724      33,703    32,350    5,106   37,456    52,417    9,391     61,808
30  (age 65)        34,880     30,979   2,915      33,894    33,826   10,067   43,893    89,590   28,514    118,104


                                          0%                           6%                          12%
                                    CASH VALUE*                  CASH VALUE*                  CASH VALUE*
                                ASSUMING HYPOTHETICAL        ASSUMING HYPOTHETICAL        ASSUMING HYPOTHETICAL
                 PREMIUMS      GROSS ANNUAL INVESTMENT      GROSS ANNUAL INVESTMENT      GROSS ANNUAL INVESTMENT
                ACCUMULATED         RATE OF RETURN               RATE OF RETURN               RATE OF RETURN
                    AT       ---------------------------------------------------------------------------------------
    END OF      5% INTEREST     BASE   PAID-UP              BASE     PAID-UP               BASE   PAID-UP
 POLICY YEAR     PER YEAR      POLICY ADDITIONS    TOTAL   POLICY   ADDITIONS    TOTAL    POLICY ADDITIONS    TOTAL
--------------------------------------------------------------------------------------------------------------------

1                 $   525     $    91  $   18     $  109   $    98     $   18  $   116  $   106   $    18   $   124
2                   1,076         418      43        461       453         44      497      489        46       535
3                   1,655         737      74        811       820         78      898      909        82       991
4                   2,263       1,047     109      1,156     1,200        119    1,319    1,369       129     1,498
5                   2,901       1,362     151      1,513     1,606        169    1,775    1,886       188     2,074
6                   3,571       1,667     197      1,864     2,025        226    2,251    2,452       259     2,711
7                   4,275       1,963     249      2,212     2,457        295    2,752    3,070       347     3,417
8                   5,013       2,250     307      2,557     2,902        374    3,276    3,744       454     4,198
9                   5,789       2,526     370      2,896     3,361        465    3,826    4,481       582     5,063
10                  6,603       2,794     440      3,234     3,833        570    4,403    5,287       734     6,021
15                 11,329       3,990     855      4,845     6,409      1,302    7,711   10,567     1,977    12,544
20  (age 55)       17,360       4,944   1,272      6,216     9,343      2,384   11,727   18,715     4,385    23,100
30  (age 65)       34,880       6,045   1,757      7,802    16,103      6,070   22,173   49,729    17,194    66,923
---------------------------

* Assumes no policy loan has been made.



DIVIDENDS ILLUSTRATED ARE BASED ON CURRENT SCALE AND EXPERIENCE AND ARE NOT GUARANTEED. IT IS EMPHASIZED THAT THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND UPON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY AN OWNER AND THE DIFFERENT RATES OF RETURN OF THE FUND PORTFOLIOS. THE DEATH BENEFIT AND CASH VALUE FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATES OF RETURN AVERAGED 0%, 6% AND 12% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATIONS CAN BE MADE THAT THESE HYPOTHETICAL RATES OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER A PERIOD OF TIME.

                  EXTRA ORDINARY VARIABLE LIFE INSURANCE POLICY
                                MALE ISSUE AGE 35
                $100,000 OF INSURANCE ($60,000 GUARANTEED MINIMUM
         + $40,000 OF EXTRA LIFE PROTECTION GUARANTEED FOR 27 YEARS (1))
           ANNUAL PREMIUM FOR SELECT UNDERWRITING RISK: $1,014.00 (2)
                DIVIDENDS USED TO PURCHASE PAID-UP ADDITIONS (1)
         ASSUMING 0% HYPOTHETICAL GROSS ANNUAL INVESTMENT RATE OF RETURN


                                               DEATH BENEFIT (3)                           CASH VALUE (3)
                            --------------------------------------------------------------------------------------

                 PREMIUMS                              EXTRA LIFE PROTECTION
                ACCUMULATED                      ---------------------------------    CASH       CASH
                   AT        TOTAL    MINIMUM     VARIABLE    VARIABLE                VALUE    VALUE OF   TOTAL
   END OF      5% INTEREST   DEATH     DEATH     INSURANCE    PAID-UP      TERM      OF BASE   PAID-UP     CASH
 POLICY YEAR    PER YEAR    BENEFIT   BENEFIT      AMOUNT    ADDITIONS   INSURANCE   POLICY   ADDITIONS   VALUE
------------------------------------------------------------------------------------------------------------------

1              $  1,065    $ 100,000  $60,000   $    (45)   $   158     $39,842    $   152    $   41  $   193
2                 2,183      100,000   60,000       (217)       380      39,620        785       102      887
3                 3,356      100,000   60,000       (505)       655      39,345      1,402       182    1,584
4                 4,589      100,000   60,000       (898)       975      39,025      2,002       279    2,281
5                 5,883      100,000   60,000     (1,392)     1,331      38,669      2,614       394    3,008
6                 7,242      100,000   60,000     (1,976)     1,715      38,285      3,208       525    3,733
7                 8,669      100,000   60,000     (2,642)     2,127      37,873      3,783       672    4,455
8                10,167      100,000   60,000     (3,380)     2,564      37,436      4,340       836    5,176
9                11,740      100,000   60,000     (4,183)     3,028      36,972      4,877     1,019    5,896
10               13,392      100,000   60,000     (5,044)     3,516      36,484      5,397     1,221    6,618
15               22,975      100,000   60,000     (9,988)     5,994      34,006      7,720     2,423   10,143
20  (age 55)     35,205      100,000   60,000    (15,540)     7,412      32,588      9,575     3,461   13,036
30  (age 65)     70,737       89,667   60,000    (26,747)     6,180      23,487     11,717     3,726   15,443
----------------------------

(1) Extra Life Protection is guaranteed to be at least $40,000 for 27 years, so long as all premiums are paid when due, no policy loan is outstanding, all dividends are applied to purchase paid-up additions and no paid-up additions are surrendered for their cash value. Extra Life Protection is the sum of any positive variable insurance amount plus variable paid-up additions plus term insurance.

(2) If premiums were paid monthly, the monthly payments would be $89.10. The death benefit and cash values would not be affected.

(3)  Assumes no policy loan has been made.

(4) After the guaranteed period of 27 years for Extra Life Protection, the amount of term insurance depends on the dividend scale. The amount illustrated is based on current scale and experience and is not guaranteed.

DIVIDENDS ILLUSTRATED ARE BASED ON CURRENT SCALE AND EXPERIENCE AND ARE NOT GUARANTEED. IT IS EMPHASIZED THAT THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND UPON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY AN OWNER AND THE DIFFERENT RATES OF RETURN OF THE FUND PORTFOLIOS. THE DEATH BENEFIT AND CASH VALUE FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATE OF RETURN AVERAGED 0% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THAT AVERAGE FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATIONS CAN BE MADE THAT THIS HYPOTHETICAL RATE OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER A PERIOD OF TIME.

                  EXTRA ORDINARY VARIABLE LIFE INSURANCE POLICY
                                MALE ISSUE AGE 35
                $100,000 OF INSURANCE ($60,000 GUARANTEED MINIMUM
         + $40,000 OF EXTRA LIFE PROTECTION GUARANTEED FOR 27 YEARS (1))
           ANNUAL PREMIUM FOR SELECT UNDERWRITING RISK: $1,014.00 (2)
                DIVIDENDS USED TO PURCHASE PAID-UP ADDITIONS (1)
         ASSUMING 6% HYPOTHETICAL GROSS ANNUAL INVESTMENT RATE OF RETURN


                                               DEATH BENEFIT (3)                           CASH VALUE (3)
                            --------------------------------------------------------------------------------------

                 PREMIUMS                              EXTRA LIFE PROTECTION
                ACCUMULATED                      ---------------------------------    CASH       CASH
                   AT        TOTAL    MINIMUM     VARIABLE    VARIABLE                VALUE    VALUE OF   TOTAL
   END OF      5% INTEREST   DEATH     DEATH     INSURANCE    PAID-UP      TERM      OF BASE   PAID-UP     CASH
 POLICY YEAR    PER YEAR    BENEFIT   BENEFIT      AMOUNT    ADDITIONS   INSURANCE   POLICY   ADDITIONS   VALUE
------------------------------------------------------------------------------------------------------------------

1               $ 1,065    $100,000   $60,000    $     5    $   158      $39,837   $   165   $    41   $   206
2                 2,183     100,000    60,000         26        390       39,584       851       104       955
3                 3,356     100,000    60,000         62        689       39,249     1,560       191     1,751
4                 4,589     100,000    60,000        112      1,052       38,836     2,292       302     2,594
5                 5,883     100,000    60,000        177      1,474       38,349     3,080       437     3,517
6                 7,242     100,000    60,000        256      1,950       37,794     3,892       597     4,489
7                 8,669     100,000    60,000        349      2,485       37,166     4,729       785     5,514
8                10,167     100,000    60,000        456      3,079       36,465     5,592     1,005     6,597
9                11,740     100,000    60,000        576      3,736       35,688     6,480     1,258     7,738
10               13,392     100,000    60,000        708      4,458       34,834     7,396     1,549     8,945
15               22,975     100,000    60,000      1,545      8,837       29,618    12,384     3,573    15,957
20  (age 55)     35,205     100,000    60,000      2,644     13,569       23,787    18,068     6,337    24,405
30  (age 65)     70,737     100,000    60,000      5,499     24,647        9,854    31,161    14,862    46,023
---------------------------

(1) Extra Life Protection is guaranteed to be at least $40,000 for 27 years, so long as all premiums are paid when due, no policy loan is outstanding, all dividends are applied to purchase paid-up additions and no paid-up additions are surrendered for their cash value. Extra Life Protection is the sum of any positive variable insurance amount plus variable paid-up additions plus term insurance.

(2) If premiums were paid monthly, the monthly payments would be $89.10. The death benefit and cash values would not be affected.

(3)  Assumes no policy loan has been made.

(4) After the guaranteed period of 27 years for Extra Life Protection, the amount of term insurance depends on the dividend scale. The amount illustrated is based on current scale and experience and is not guaranteed.

DIVIDENDS ILLUSTRATED ARE BASED ON CURRENT SCALE AND EXPERIENCE AND ARE NOT GUARANTEED. IT IS EMPHASIZED THAT THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND UPON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY AN OWNER AND THE DIFFERENT RATES OF RETURN OF THE FUND PORTFOLIOS. THE DEATH BENEFIT AND CASH VALUE FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATE OF RETURN AVERAGED 6% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THAT AVERAGE FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATIONS CAN BE MADE THAT THIS HYPOTHETICAL RATE OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER A PERIOD OF TIME.

                  EXTRA ORDINARY VARIABLE LIFE INSURANCE POLICY
                                MALE ISSUE AGE 35
                $100,000 OF INSURANCE ($60,000 GUARANTEED MINIMUM
         + $40,000 OF EXTRA LIFE PROTECTION GUARANTEED FOR 27 YEARS (1))
           ANNUAL PREMIUM FOR SELECT UNDERWRITING RISK: $1,014.00 (2)
                DIVIDENDS USED TO PURCHASE PAID-UP ADDITIONS (1)
         ASSUMING 12% HYPOTHETICAL GROSS ANNUAL INVESTMENT RATE OF RETURN


                                               DEATH BENEFIT (3)                           CASH VALUE (3)
                            --------------------------------------------------------------------------------------

                 PREMIUMS                              EXTRA LIFE PROTECTION
                ACCUMULATED                      ---------------------------------    CASH       CASH
                   AT        TOTAL    MINIMUM     VARIABLE    VARIABLE                VALUE    VALUE OF   TOTAL
   END OF      5% INTEREST   DEATH     DEATH     INSURANCE    PAID-UP      TERM      OF BASE   PAID-UP     CASH
 POLICY YEAR    PER YEAR    BENEFIT   BENEFIT      AMOUNT    ADDITIONS   INSURANCE   POLICY   ADDITIONS   VALUE
------------------------------------------------------------------------------------------------------------------

1               $ 1,065    $100,000   $60,000   $     56     $   158    $39,786     $   178  $    41  $    219
2                 2,183     100,000    60,000        276         400     39,324         918      107     1,025
3                 3,356     100,000    60,000        664         725     38,611       1,727      201     1,928
4                 4,589     100,000    60,000      1,226       1,135     37,639       2,612      325     2,937
5                 5,883     100,000    60,000      1,974       1,633     36,393       3,613      484     4,097
6                 7,242     100,000    60,000      2,913       2,222     34,865       4,706      680     5,386
7                 8,669     100,000    60,000      4,051       2,913     33,036       5,899      921     6,820
8                10,167     100,000    60,000      5,395       3,716     30,889       7,204    1,212     8,416
9                11,740     100,000    60,000      6,952       4,646     28,402       8,628    1,564    10,192
10               13,392     100,000    60,000      8,732       5,715     25,553      10,184    1,985    12,169
15               22,975     100,000    60,000     21,333      13,442      5,225      20,387    5,435    25,822
20  (age 55)     35,205     127,010    60,000     41,316      25,694          0      36,129   12,000    48,129
30  (age 65)     70,737     247,407    60,000    113,104      74,303          0      96,048   44,805   140,853
---------------------------

(1) Extra Life Protection is guaranteed to be at least $40,000 for 27 years, so long as all premiums are paid when due, no policy loan is outstanding, all dividends are applied to purchase paid-up additions and no paid-up additions are surrendered for their cash value. Extra Life Protection is the sum of any positive variable insurance amount plus variable paid-up additions plus term insurance.

(2) If premiums were paid monthly, the monthly payments would be $89.10. The death benefit and cash values would not be affected.

(3)  Assumes no policy loan has been made.

DIVIDENDS ILLUSTRATED ARE BASED ON CURRENT SCALE AND EXPERIENCE AND ARE NOT GUARANTEED. IT IS EMPHASIZED THAT THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND UPON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY AN OWNER AND THE DIFFERENT RATES OF RETURN OF THE FUND PORTFOLIOS. THE DEATH BENEFIT AND CASH VALUE FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATE OF RETURN AVERAGED 12% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THAT AVERAGE FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATIONS CAN BE MADE THAT THIS HYPOTHETICAL RATE OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER A PERIOD OF TIME.

                  SINGLE PREMIUM VARIABLE LIFE INSURANCE POLICY
                                MALE ISSUE AGE 35
                               FACE AMOUNT $25,000
             SINGLE PREMIUM FOR SELECT UNDERWRITING RISK: $6,443.25
                  DIVIDENDS USED TO PURCHASE PAID-UP ADDITIONS



                                          0%                           6%                          12%
                                    DEATH BENEFIT*               DEATH BENEFIT*               DEATH BENEFIT*
                   GROSS         ASSUMING HYPOTHETICAL        ASSUMING HYPOTHETICAL        ASSUMING HYPOTHETICAL
                 PREMIUMS          ANNUAL INVESTMENT         GROSS ANNUAL INVESTMENT      GROSS ANNUAL INVESTMENT
                ACCUMULATED         RATE OF RETURN               RATE OF RETURN               RATE OF RETURN
                    AT         -------------------------------------------------------------------------------------
    END OF      5% INTEREST     BASE   PAID-UP              BASE      PAID-UP              BASE    PAID-UP
 POLICY YEAR     PER YEAR      POLICY ADDITIONS    TOTAL   POLICY    ADDITIONS   TOTAL    POLICY  ADDITIONS   TOTAL
--------------------------------------------------------------------------------------------------------------------

1                  $ 6,765    $25,000    $ 50     $25,050   $25,154  $   50    $25,204  $ 26,601  $    50  $ 26,651
2                    7,104     25,000      92      25,092    25,309     105     25,414    28,305      116    28,421
3                    7,459     25,000     125      25,125    25,465     165     25,630    30,118      199    30,317
4                    7,832     25,000     150      25,150    25,622     230     25,852    32,047      302    32,349
5                    8,223     25,000     167      25,167    25,780     300     26,080    34,100      427    34,527
6                    8,635     25,000     176      25,176    25,939     375     26,314    36,285      578    36,863
7                    9,066     25,000     178      25,178    26,099     457     26,556    38,610      759    39,369
8                    9,520     25,000     174      25,174    26,260     545     26,805    41,084      974    42,058
9                    9,996     25,000     166      25,166    26,422     642     27,064    43,717    1,230    44,947
10                  10,495     25,000     159      25,159    26,585     748     27,333    46,519    1,533    48,052
15                  13,395     25,000     127      25,127    27,415   1,389     28,804    63,474    3,906    67,380
20  (age 55)        17,096     25,000     101      25,101    28,275   2,186     30,461    86,629    8,300    94,929
30  (age 65)        27,847     25,000      66      25,066    30,076   4,481     34,557   161,514   30,006   191,520


                                          0%                           6%                          12%
                                    CASH VALUE*                  CASH VALUE*                  CASH VALUE*
                                ASSUMING HYPOTHETICAL        ASSUMING HYPOTHETICAL        ASSUMING HYPOTHETICAL
                 PREMIUMS      GROSS ANNUAL INVESTMENT      GROSS ANNUAL INVESTMENT      GROSS ANNUAL INVESTMENT
                ACCUMULATED         RATE OF RETURN               RATE OF RETURN               RATE OF RETURN
                    AT         -------------------------------------------------------------------------------------
    END OF      5% INTEREST     BASE   PAID-UP              BASE     PAID-UP               BASE   PAID-UP
 POLICY YEAR     PER YEAR      POLICY ADDITIONS    TOTAL   POLICY   ADDITIONS    TOTAL    POLICY ADDITIONS    TOTAL
--------------------------------------------------------------------------------------------------------------------

1                  $ 6,765   $ 5,653   $   13    $ 5,666   $ 6,030  $   13    $ 6,043   $ 6,406  $    13   $  6,419
2                    7,104     5,568       24      5,592     6,329      28      6,357     7,134       31      7,165
3                    7,459     5,489       34      5,523     6,641      45      6,686     7,934       55      7,989
4                    7,832     5,416       43      5,459     6,968      66      7,034     8,812       86      8,898
5                    8,223     5,349       49      5,398     7,308      88      7,396     9,776      126      9,902
6                    8,635     5,287       53      5,340     7,663     114      7,777    10,832      177     11,009
7                    9,066     5,232       56      5,288     8,033     144      8,177    11,989      240     12,229
8                    9,520     5,183       56      5,239     8,418     177      8,595    13,257      317     13,574
9                    9,996     5,142       55      5,197     8,819     216      9,035    14,645      414     15,059
10                  10,495     5,108       55      5,163     9,237     259      9,496    16,164      532     16,696
15                  13,395     4,557       51      4,608    11,086     561     11,647    25,668    1,579     27,247
20  (age 55)        17,096     4,034       47      4,081    13,205   1,020     14,225    40,459    3,876     44,335
30  (age 65)        27,847     3,056       39      3,095    18,136   2,702     20,838    97,394   18,093    115,487
---------------------------

* Assumes no policy loan has been made.

DIVIDENDS ILLUSTRATED ARE BASED ON CURRENT SCALE AND EXPERIENCE AND ARE NOT GUARANTEED. IT IS EMPHASIZED THAT THE HYPOTHETICAL INVESTMENT RESULTS ARE ILLUSTRATIVE ONLY AND SHOULD NOT BE DEEMED A REPRESENTATION OF PAST OR FUTURE INVESTMENT RESULTS. ACTUAL INVESTMENT RESULTS MAY BE MORE OR LESS THAN THOSE SHOWN AND WILL DEPEND UPON A NUMBER OF FACTORS, INCLUDING THE INVESTMENT ALLOCATIONS MADE BY AN OWNER AND THE DIFFERENT RATES OF RETURN OF THE FUND PORTFOLIOS. THE DEATH BENEFIT AND CASH VALUE FOR A POLICY WOULD BE DIFFERENT FROM THOSE SHOWN IF THE ACTUAL INVESTMENT RATES OF RETURN AVERAGED 0%, 6% AND 12% OVER A PERIOD OF YEARS, BUT FLUCTUATED ABOVE OR BELOW THOSE AVERAGES FOR INDIVIDUAL POLICY YEARS. NO REPRESENTATIONS CAN BE MADE THAT THESE HYPOTHETICAL RATES OF RETURN CAN BE ACHIEVED FOR ANY ONE YEAR OR SUSTAINED OVER A PERIOD OF TIME.

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